Exhibit 99.1
Tallgrass Energy Announces Strong Third Quarter 2016 Results and Operational Updates
LEAWOOD, Kan.--(BUSINESS WIRE)--November 2, 2016--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP") and Tallgrass Energy GP, LP (NYSE: TEGP) ("TEGP"), collectively referred to as Tallgrass Energy, today reported financial and operating results for the third quarter of 2016.
“Tallgrass Energy delivered another excellent quarter underpinned by stable performance in our segments and a full quarter of a 25 percent interest in REX at TEP. All contributed to another consecutive increase in distributions at TEP and TEGP," said Tallgrass Energy President and CEO David G. Dehaemers, Jr. "TEP's inaugural senior notes offering marks another milestone towards achieving an investment grade capital structure. Moving forward we look ahead to the in-service of REX's Capacity Enhancement Project. TEP is well-positioned to conclude an outstanding 2016 and to continue delivering top-tier distribution growth in 2017."
Third Quarter Distributions
Tallgrass Energy Partners, LP
As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution of $0.795 per common unit for the third quarter of 2016. This quarterly distribution represents $3.18 on an annualized basis, a sequential increase of 5.3 percent from the second quarter 2016 distribution and an increase of 32.5 percent from the third quarter 2015 distribution. The quarterly distribution will be paid on Monday, Nov. 14, 2016, to unitholders of record as of the close of business on Monday, Oct. 31, 2016.
Tallgrass Energy GP, LP
Also, as previously announced, the board of directors of TEGP's general partner declared a quarterly cash distribution of $0.2625 per Class A share for the third quarter of 2016. This quarterly distribution represents $1.05 per Class A share on an annualized basis, a sequential increase of 7.1 percent from the second quarter 2016 distribution and an increase of 82.3 percent from the third quarter 2015 distribution. The quarterly distribution will be paid on Monday, Nov. 14, 2016, to Class A shareholders of record as of the close of business on Monday, Oct. 31, 2016.
TEP Senior Notes Offering
On Sept. 1, 2016, TEP along with Tallgrass Energy Finance Corp., a subsidiary of TEP, closed an offering of $400 million in aggregate principal amount of 5.50 percent senior unsecured notes due 2024. TEP used the net proceeds of the offering to repay outstanding borrowings under its existing senior secured revolving credit facility, which will provide additional liquidity and flexibility as TEP continues to execute its business plan. As of Nov. 2, 2016, TEP has approximately $750 million of availability under its revolving credit facility.
REX Commercial and Operational Updates
During the third quarter Rockies Express Pipeline LLC ("REX") signed a precedent agreement with Citizens Gas, a local distribution company in Indianapolis, Ind., for 20 million cubic feet a day on its Zone 3 Capacity Enhancement Project. The agreement is for 15 years at a rate comparable to other precedent agreements REX has signed on the project. In addition, REX has recently signed a precedent agreement for the remaining 50 million cubic feet a day. The project's design capacity of 800 million cubic feet a day is now completely sold out for 15 years at an average rate of approximately $0.50. With this important milestone complete, REX’s commercial team has turned its efforts to additional demand and west-end opportunities.
In addition to these positive contractual developments, REX averaged 1.3 billion cubic feet a day of west-to-east flows and 1.8 billion cubic feet a day of east-to-west flows during the third quarter for total average flows of 3.1 billion cubic feet a day. These data points illustrate the strong demand for takeaway capacity in the Marcellus/Utica and the continuing demand for Rockies takeaway capacity.
REX continues to pursue breach of contract claims against Ultra Petroleum and Berry Petroleum, two former REX customers currently undergoing restructuring via bankruptcy.  While the amount and timing of any potential recovery on these claims remains unclear, any recovery, if realized, would provide additional cash available for distribution to TEP unitholders or debt repayment.

Organizational Enhancements
To concentrate Tallgrass Energy’s commercial development efforts and continue to focus on developing relationships with, and solutions for, our customers across all of our assets, Matthew Sheehy has been named Senior Vice President and Chief Commercial Officer at Tallgrass Energy, reporting to William R. Moler, our Chief Operating Officer. Mr. Sheehy has been instrumental in executing Tallgrass Energy's vision to transform REX into a bi-directional header system through the Seneca Lateral, East-to-West and Capacity Enhancement projects and valuable customer contracts. As part of the transition, Crystal Heter will serve as the Vice President and General Manager of REX. Ms. Heter, a chemical engineer, started her career as an engineering intern with predecessor companies and moved up through both the technical and commercial sides of the business. She is an accomplished leader at Tallgrass Energy and possesses a deep knowledge of REX, its customers and the markets it serves.
Tallgrass Energy Partners, LP Summary Financial Information(1)

Three Months Ended September 30,	Nine Months Ended September 30,
(in thousands, except coverage and per unit data)	2016	2015	2016	2015

Net income attributable to partners	$60,734	$42,679	$196,852	$119,897
Add:
Interest expense(2)	10,907	3,872	27,639	11,205
Depreciation and amortization expense(2)	21,102	18,826	64,909	57,661
Distributions from unconsolidated investment	21,804	—	51,460	—
Non-cash loss (gain) related to derivative instruments(2)	4,410	(259)	(5,391)	(218)
Non-cash compensation expense	1,635	734	4,270	3,988
Non-cash loss from disposal of assets	—	—	1,849	4,483
Less:
Equity in earnings of unconsolidated investment	(12,066)	—	(35,387)	—
Non-cash loss allocated to noncontrolling interest	—	—	—	(9,377)
Adjusted EBITDA	$108,526	$65,852	$306,201	$187,639
Add:
Deficiency payments received, net	9,114	8,342	24,892	12,050
Less:
Cash interest cost	(9,950)	(3,518)	(25,183)	(10,031)
Maintenance capital expenditures, net	(2,828)	(4,659)	(7,085)	(9,237)
Distributions to noncontrolling interest in excess of earnings	—	(11,520)	—	(22,517)
Distributable Cash Flow	104,862	54,497	298,825	157,904
Less:
Distributions	(85,295)	(48,574)	(233,794)	(133,540)
Amounts in excess of distributions(3)	$19,567	$5,923	$65,031	$24,364
Distribution coverage	1.23	x	1.12	x	1.28	x	1.18	x

Common units outstanding(4)	72,115	60,578	72,115	60,578
Distribution per common unit	$0.7950	$0.6000	$2.2550	$1.7000

(1)
The acquisitions of an additional 33.3 percent and 31.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”) effective March 1, 2015, and January 1, 2016, respectively, are presented prospectively from the dates of acquisition, and as a result, financial information for periods prior to March 1, 2015, and January 1, 2016, have not been recast to reflect the additional 33.3 percent and 31.3 percent membership interests.

(2)	Net of noncontrolling interest.
(3) Cumulative distribution coverage from TEP's IPO in May 2013 through September 30, 2016, is $110.8 million and the cumulative distribution coverage ratio is 1.20x.

(4)	Common units represent the number of units as of the date of record for the third quarter distributions in both 2016 and 2015.

Tallgrass Energy Partners, LP Alternative Reconciliations
Adjusted EBITDA and/or Distributable Cash Flow, as defined in "Non-GAAP Measures" below, may be impacted by the timing of cash payments received as a result of shipper deficiency payments received or utilized during the period or incremental barrels shipped during the period. As such, we have also provided alternative reconciliations of Adjusted EBITDA and Distributable Cash Flow that illustrate the impact of these items. Management believes this information provides investors useful information regarding the impact of these items on our current results as well as the potential impact on future results.
Alternative Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,	Nine Months Ended September 30,
(in thousands)	2016	2016

Adjusted EBITDA	$108,526	$306,201
Add:
Deficiency payments received, net(1)	9,114	24,892
Alternative Adjusted EBITDA(2)	$117,640	$331,093

(1) Cumulative net deficiency balance at September 30, 2016, is $51.9 million.

(2)
Alternative Adjusted EBITDA shows what TEP's Adjusted EBITDA would have been for the periods presented if TEP included net deficiency payments from shippers' firm, take-or-pay contracts in calculating Adjusted EBITDA.  TEP's reported distributable cash flow and distribution coverage would remain unchanged.

Alternative Reconciliation of Distributable Cash Flow and Distribution Coverage

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except coverage)	2016		2016

Distributable Cash Flow	$104,862		$298,825
Less:
Cash flow from incremental barrels shipped(1)	(2,723)		(18,033)
Alternative Distributable Cash Flow(2)	102,139		280,792
Less:
Distributions	(85,295)		(233,794)
Amounts in excess of distributions	$16,844		$46,998
Alternative distribution coverage(2)	1.20	x	1.20	x

(1) Cumulative shipper incremental balance at September 30, 2016, is $20.3 million.

(2)
Alternative distributable cash flow and alternative distribution coverage shown excludes the impact of cash flows from incremental barrels shipped on the Pony Express system, as incremental barrels shipped during current periods may reduce the shippers' firm commitment in future periods under their firm, take-or-pay contracts, thereby potentially reducing cash flows in those corresponding future periods. Under this alternative calculation, the cash flows received from incremental barrel shipments would be shown in the future periods in which the incremental barrels are utilized to reduce the shippers' firm commitment.

Tallgrass Energy Partners, LP Segment Overview(1)
The third quarter 2016 comparative results by segment are summarized below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Crude Oil Transportation & Logistics
Operating income	$53,227	$44,069	$159,619	$103,857
Add:
Depreciation and amortization expense(2)	13,112	10,323	39,276	30,752
Adjusted EBITDA attributable to noncontrolling interests	(1,060)	(6,866)	(3,170)	(5,880)
Non-cash loss related to derivative instruments(2)	152	—	7	—
Less:
Non-cash loss allocated to noncontrolling interest	—	—	—	(9,377)
Segment Adjusted EBITDA	$65,431	$47,526	$195,732	$119,352

Average daily throughput (BBls/d)(3)	276,138	252,540	284,512	218,697

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Natural Gas Transportation & Logistics
Operating income	$14,254	$10,499	$35,018	$32,989
Add:
Depreciation and amortization expense	4,876	5,241	16,233	17,066
Distributions from unconsolidated investment(4)	21,804	—	51,460	—
Non-cash (gain) loss related to derivative instruments	(161)	(259)	190	(218)
Other income, net	480	502	1,267	1,983
Segment Adjusted EBITDA	$41,253	$15,983	$104,168	$51,820

TIGT and Trailblazer average firm contracted volumes (MMcf/d)	1,440	1,506	1,464	1,543

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Processing & Logistics
Operating income (loss)	$120	$(212)	$(1,074)	$4,508
Add:
Depreciation and amortization expense(2)	3,114	3,262	9,400	9,843
Non-cash loss from disposal of assets	—	—	1,849	4,483
Adjusted EBITDA attributable to noncontrolling interests	(24)	(4)	(65)	7
Segment Adjusted EBITDA	$3,210	$3,046	$10,110	$18,841

Natural gas processing inlet volumes (MMcf/d)	103	110	102	128

(1) Segment reporting does not include corporate general and administrative costs or intersegment eliminations.
(2) Net of noncontrolling interest.
(3) Approximate average daily throughput for the three and nine months ended September 30, 2015 is reflective of the volumetric ramp up due to commercial in-service of the Pony Express System beginning in October 2014 and delays in the construction and expansion efforts of third-party pipelines with which Pony Express shares joint tariffs.
(4) Represents the distributions TEP received from REX for the third quarter of 2016 and from May 6, 2016, the date of TEP's acquisition, through September 30, 2016, respectively.

TEP acquired a 25 percent interest in REX effective May 6, 2016. TEP's consolidated Adjusted EBITDA, as shown above, includes TEP's 25 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and nine months ended September 30, 2016 and 2015, presented to provide additional information on REX's financial results.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net income	$34,184	$78,626	$226,847	$170,779
Add:
Interest expense	39,309	41,143	119,694	129,030
Depreciation and amortization expense	50,332	49,972	150,831	149,057
Adjusted EBITDA	123,825	169,741	497,372	448,866
Less:
Cash interest cost	(38,304)	(40,212)	(117,192)	(126,476)
Maintenance capital expenditures	(1,601)	(3,246)	(5,878)	(7,063)
Distributable Cash Flow	$83,920	$126,283	$374,302	$315,327

Distributions to Members	$(87,219)	$(126,035)	$(373,888)	$(320,186)
Contributions from Members	$84,260	$85,697	$246,755	$668,357

Average firm contracted volumes (MMcf/d)	3,324	3,140	3,376	2,591

Tallgrass Energy GP, LP Summary Financial Information
Information on distributions to Tallgrass Equity, LLC ("Tallgrass Equity"), TEGP and TEGP's Class A shareholders is shown below (in thousands, except coverage and per share data):

					Nine Months Ended September 30, 2016		Period from May 12, 2015 (IPO) through September 30, 2015
	Three Months Ended September 30,
	2016		2015

TEP distributions to Tallgrass Equity(1)
General partner interest	$976		$660		$2,717		$1,287
Incentive Distribution Rights	26,987		11,567		71,065		21,985
TEP common units owned by Tallgrass Equity	15,900		12,000		45,100		23,600
Total TEP distributions to Tallgrass Equity	43,863		24,227		118,882		46,872
Less:
Cash interest expense attributable to Tallgrass Equity	(1,132)		(1,020)		(3,322)		(1,565)
Cash general and administrative expenses attributable to Tallgrass Equity	(500)		(500)		(1,500)		(750)
Cash available for distribution by Tallgrass Equity	42,231		22,707		114,060		44,557
Distributions to predecessor owners of pre-IPO available cash(2)	—		—		—		10,202
Distributions to Class A (TEGP)	12,528		6,872		34,243		10,356
Distributions to Class B (Exchange Right Holders)	28,745		15,769		78,570		23,763
Total cash distributions by Tallgrass Equity	$41,273		$22,641		$112,813		$44,321
TEGP
Distributions from Tallgrass Equity	$12,528		$6,872		$34,243		$10,356
Less:
Distributions to Class A shareholders	(12,528)		(6,872)		(34,243)		(10,356)
Amounts in excess of distributions	—		—		$—		$—
Distribution coverage	1.00	x	1.00	x	1.00	x	1.00	x

Class A shares outstanding	47,725		47,725		47,725		47,725
Distribution per Class A share	$0.2625		$0.1440		$0.7175		$0.2170

(1)	Represents distributions expected to be received by Tallgrass Equity from TEP on or about November 14, 2016, in connection with TEP's distribution for the quarter ended September 30, 2016.

(2)
Represents distributions received by Tallgrass Equity from TEP and Tallgrass MLP GP, LLC related to periods prior to the closing of TEGP’s initial public offering on May 12, 2015, which were paid to Tallgrass Development and the predecessor owners of Tallgrass Equity.

Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss third quarter 2016 results at 3:30 p.m. Central Time on Wednesday, November 2, 2016. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.

TEP's Non-GAAP Measures
Adjusted EBITDA and Distributable Cash Flow are non-GAAP supplemental financial measures that TEP management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.
We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and Distributable Cash Flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We also use Distributable Cash Flow, which we generally define as Adjusted EBITDA, plus deficiency payments received from or utilized by our customers and preferred distributions received from Pony Express in excess of its distributable cash flow attributable to our net interest, less cash interest expense, maintenance capital expenditures, distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests, and certain cash reserves permitted by our partnership agreement. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include TEP’s and TEGP’s expected performance into year-end 2016 and for 2017, the execution by REX of a precedent agreement for 50 million cubic feet a day and any potential breach of contract recoveries from Ultra Petroleum and Berry Petroleum. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TEP, TEGP and their subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TEP's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TEP and TEGP based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP and TEGP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TEP and TEGP’s financial performance and results, availability of sufficient cash flow to pay distributions and execute their business plans, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP and TEGP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP and TEGP do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Tallgrass Energy Partners, LP Financial Statements
TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2016	December 31, 2015
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$417	$1,611
Accounts receivable, net	53,085	57,757
Gas imbalances	890	1,227
Inventories	13,375	13,793
Derivative assets at fair value	25,690	—
Prepayments and other current assets	3,838	2,835
Total Current Assets	97,295	77,223
Property, plant and equipment, net	2,003,532	2,025,018
Goodwill	343,288	343,288
Intangible asset, net	94,280	96,546
Unconsolidated investment	455,401	—
Deferred financing costs, net	5,676	5,105
Deferred charges and other assets	10,816	14,894
Total Assets	$3,010,288	$2,562,074
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$17,046	$22,218
Accounts payable to related parties	6,207	7,852
Gas imbalances	1,117	1,605
Derivative liabilities at fair value	197	—
Accrued taxes	20,676	13,844
Accrued liabilities	10,214	10,019
Deferred revenue	52,138	26,511
Other current liabilities	6,725	6,880
Total Current Liabilities	114,320	88,929
Long-term debt, net	1,398,003	753,000
Other long-term liabilities and deferred credits	7,341	5,143
Total Long-term Liabilities	1,405,344	758,143
Commitments and Contingencies
Equity:
Common unitholders (72,738,251 and 60,644,232 units issued and outstanding at September 30, 2016 and December 31, 2015, respectively)	2,094,821	1,618,766
General partner (834,391 units issued and outstanding at September 30, 2016 and December 31, 2015)	(637,945)	(348,841)
Total Partners' Equity	1,456,876	1,269,925
Noncontrolling interests	$33,748	$445,077
Total Equity	$1,490,624	$1,715,002
Total Liabilities and Equity	$3,010,288	$2,562,074

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$91,387	$81,928	$279,281	$206,331
Natural gas transportation services	31,444	29,431	89,406	90,620
Sales of natural gas, NGLs, and crude oil	20,758	20,252	51,514	62,132
Processing and other revenues	8,536	6,557	24,260	26,730
Total Revenues	152,125	138,168	444,461	385,813
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	18,590	18,186	48,116	54,959
Cost of transportation services (exclusive of depreciation and amortization shown below)	13,528	14,862	43,924	39,069
Operations and maintenance	14,714	14,071	41,055	36,054
Depreciation and amortization	20,831	20,802	64,099	61,762
General and administrative	13,147	11,807	40,072	37,947
Taxes, other than income taxes	6,717	5,521	19,862	16,547
Loss on disposal of assets	—	—	1,849	4,483
Total Operating Costs and Expenses	87,527	85,249	258,977	250,821
Operating Income	64,598	52,919	185,484	134,992
Other Income (Expense):
Interest expense, net	(10,907)	(3,871)	(27,639)	(11,204)
Unrealized (loss) gain on derivative instrument	(4,419)	—	5,588	—
Equity in earnings of unconsolidated investment	12,066	—	35,387	—
Other income, net	480	502	1,267	1,983
Total Other (Expense) Income	(2,780)	(3,369)	14,603	(9,221)
Net income	61,818	49,550	200,087	125,771
Net income attributable to noncontrolling interests	(1,084)	(6,871)	(3,235)	(5,874)
Net income attributable to partners	$60,734	$42,679	$196,852	$119,897
Allocation of income to the limited partners:
Net income attributable to partners	$60,734	$42,679	$196,852	$119,897
General partner interest in net income	(27,674)	(12,146)	(73,347)	(30,614)
Common and subordinated unitholders' interest in net income	33,060	30,533	123,505	89,283
Basic net income per common and subordinated unit	$0.45	$0.50	$1.75	$1.54
Diluted net income per common and subordinated unit	$0.45	$0.50	$1.73	$1.52
Basic average number of common and subordinated units outstanding	73,089	60,576	70,686	57,917
Diluted average number of common and subordinated units outstanding	74,063	61,536	71,590	58,884

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
	(in thousands)
Cash Flows from Operating Activities:
Net income	$200,087	$125,771
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	68,693	64,624
Equity in earnings of unconsolidated investment	(35,387)	—
Distributions from unconsolidated investment	35,387	—
Noncash compensation expense	4,270	3,988
Noncash change in fair value of derivative financial instruments	(5,391)	(218)
Loss on disposal of assets	1,849	4,483
Changes in components of working capital:
Accounts receivable and other	7,924	(11,538)
Inventories	(867)	(5,265)
Accounts payable and accrued liabilities	4,827	6,786
Deferred revenue	25,303	13,995
Other operating, net	(779)	(5,142)
Net Cash Provided by Operating Activities	305,916	197,484
Cash Flows from Investing Activities:
Capital expenditures	(45,252)	(65,146)
Acquisition of unconsolidated affiliate	(436,022)	—
Acquisition of Pony Express membership interest	(49,118)	(700,000)
Contributions to unconsolidated investment	(35,452)	—
Distributions from unconsolidated investment in excess of cumulative earnings	16,073	—
Other investing, net	205	(4,625)
Net Cash Used in Investing Activities	(549,566)	(769,771)
Cash Flows from Financing Activities:
Acquisition of Pony Express membership interest	(425,882)	—
Proceeds from issuance of long-term debt	400,000	—
Proceeds from public offering, net of offering costs	290,474	551,243
Borrowings under revolving credit facility, net	252,000	137,000
Distributions to unitholders	(207,539)	(113,260)
Partial exercise of call option	(151,434)	—
Proceeds from private placement, net of offering costs	90,009	—
Contributions from noncontrolling interests	8,700	19,303
Other financing, net	(13,872)	(4,161)
Net Cash Provided by Financing Activities	242,456	590,125
Net Change in Cash and Cash Equivalents	(1,194)	17,838
Cash and Cash Equivalents, beginning of period	1,611	867
Cash and Cash Equivalents, end of period	$417	$18,705

Tallgrass Energy GP, LP Financial Statements
TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING BALANCE SHEETS
(UNAUDITED)

	September 30, 2016			December 31, 2015
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$417	$942	$1,359	$1,611	$623	$2,234
Accounts receivable, net	53,085	—	53,085	57,757	—	57,757
Gas imbalances	890	—	890	1,227	—	1,227
Inventories	13,375	—	13,375	13,793	—	13,793
Derivative asset at fair value	25,690	—	25,690	—	—	—
Prepayments and other current assets	3,838	—	3,838	2,835	—	2,835
Total Current Assets	97,295	942	98,237	77,223	623	77,846
Property, plant and equipment, net	2,003,532	—	2,003,532	2,025,018	—	2,025,018
Goodwill	343,288	—	343,288	343,288	—	343,288
Intangible asset, net	94,280	—	94,280	96,546	—	96,546
Unconsolidated investment	455,401	—	455,401
Deferred tax asset	—	439,638	439,638	—	452,430	452,430
Deferred financing costs, net	5,676	1,338	7,014	5,105	1,533	6,638
Deferred charges and other assets	10,816	—	10,816	14,894	—	14,894
Total Assets	$3,010,288	$441,918	$3,452,206	$2,562,074	$454,586	$3,016,660
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$17,046	$—	$17,046	$22,218	$—	$22,218
Accounts payable to related parties	6,207	(110)	6,097	7,852	(97)	7,755
Gas imbalances	1,117	—	1,117	1,605	—	1,605
Derivative liabilities at fair value	197	—	197	—	—	—
Accrued taxes	20,676	—	20,676	13,844	—	13,844
Accrued liabilities	10,214	59	10,273	10,019	187	10,206
Deferred revenue	52,138	—	52,138	26,511	—	26,511
Other current liabilities	6,725	—	6,725	6,880	—	6,880
Total Current Liabilities	114,320	(51)	114,269	88,929	90	89,019
Long-term debt, net	1,398,003	148,000	1,546,003	753,000	148,000	901,000
Other long-term liabilities and deferred credits	7,341	—	7,341	5,143	—	5,143
Total Long-term Liabilities	1,405,344	148,000	1,553,344	758,143	148,000	906,143
Equity:
Total Partners' Equity	1,456,876	(1,288,818)	168,058	1,269,925	(847,615)	422,310
Noncontrolling interests	33,748	1,582,787	1,616,535	445,077	1,154,111	1,599,188
Total Equity	$1,490,624	$293,969	$1,784,593	$1,715,002	$306,496	$2,021,498
Total Liabilities and Equity	$3,010,288	$441,918	$3,452,206	$2,562,074	$454,586	$3,016,660

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Crude oil transportation services	$91,387	$—	$91,387	$81,928	$—	$81,928
Natural gas transportation services	31,444	—	31,444	29,431	—	29,431
Sales of natural gas, NGLs, and crude oil	20,758	—	20,758	20,252	—	20,252
Processing and other revenues	8,536	—	8,536	6,557	—	6,557
Total Revenues	152,125	—	152,125	138,168	—	138,168
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	18,590	—	18,590	18,186	—	18,186
Cost of transportation services (exclusive of depreciation and amortization shown below)	13,528	—	13,528	14,862	—	14,862
Operations and maintenance	14,714	—	14,714	14,071	—	14,071
Depreciation and amortization	20,831	—	20,831	20,802	—	20,802
General and administrative	13,147	568	13,715	11,807	514	12,321
Taxes, other than income taxes	6,717	—	6,717	5,521	—	5,521
Total Operating Costs and Expenses	87,527	568	88,095	85,249	514	85,763
Operating Income	64,598	(568)	64,030	52,919	(514)	52,405
Other Income (Expense):
Interest expense, net	(10,907)	(1,250)	(12,157)	(3,871)	(1,111)	(4,982)
Unrealized (loss) gain on derivative instrument	(4,419)	—	(4,419)	—	—	—
Equity in earnings of unconsolidated investment	12,066	—	12,066	—	—	—
Other income, net	480	—	480	502	—	502
Total Other (Expense) Income	(2,780)	(1,250)	(4,030)	(3,369)	(1,111)	(4,480)
Net income before tax	61,818	(1,818)	60,000	49,550	(1,625)	47,925
Current income tax expense	—	—	—	—	—	—
Deferred income tax expense	—	(3,209)	(3,209)	—	(1,828)	(1,828)
Net income	61,818	(5,027)	56,791	49,550	(3,453)	46,097
Net income attributable to noncontrolling interests	(1,084)	(48,666)	(49,750)	(6,871)	(34,803)	(41,674)
Net income attributable to TEGP	$60,734	$(53,693)	$7,041	$42,679	$(38,256)	$4,423
Basic net income per Class A share			$0.15			$0.09
Diluted net income per Class A share			$0.15			$0.09
Basic average number of Class A shares outstanding			47,725			47,725
Diluted average number of Class A shares outstanding			47,775			47,808

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Crude oil transportation services	$279,281	$—	$279,281	$206,331	$—	$206,331
Natural gas transportation services	89,406	—	89,406	90,620	—	90,620
Sales of natural gas, NGLs, and crude oil	51,514	—	51,514	62,132	—	62,132
Processing and other revenues	24,260	—	24,260	26,730	—	26,730
Total Revenues	444,461	—	444,461	385,813	—	385,813
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	48,116	—	48,116	54,959	—	54,959
Cost of transportation services (exclusive of depreciation and amortization shown below)	43,924	—	43,924	39,069	—	39,069
Operations and maintenance	41,055	—	41,055	36,054	—	36,054
Depreciation and amortization	64,099	—	64,099	61,762	—	61,762
General and administrative	40,072	1,638	41,710	37,947	764	38,711
Taxes, other than income taxes	19,862	—	19,862	16,547	—	16,547
Loss on disposal of assets	1,849	—	1,849	4,483	—	4,483
Total Operating Costs and Expenses	258,977	1,638	260,615	250,821	764	251,585
Operating Income	185,484	(1,638)	183,846	134,992	(764)	134,228
Other Income (Expense):
Interest expense, net	(27,639)	(3,636)	(31,275)	(11,204)	(1,697)	(12,901)
Unrealized (loss) gain on derivative instrument	5,588	—	5,588	—	—	—
Equity in earnings of unconsolidated investment	35,387	—	35,387	—	—	—
Other income, net	1,267	—	1,267	1,983	—	1,983
Total Other (Expense) Income	14,603	(3,636)	10,967	(9,221)	(1,697)	(10,918)
Net income before tax	200,087	(5,274)	194,813	125,771	(2,461)	123,310
Deferred income tax expense	—	(12,792)	(12,792)	—	(3,600)	(3,600)
Net income	200,087	(18,066)	182,021	125,771	(6,061)	119,710
Net income attributable to noncontrolling interests	(3,235)	(160,708)	(163,943)	(5,874)	(99,557)	(105,431)
Net income attributable to TEGP	$196,852	$(178,774)	$18,078	$119,897	$(105,618)	$14,279

Allocation of income for the six months ended September 30, 2015:
Net income attributable to TEGP from the beginning of the period to May 11, 2015		$7,393
Net income attributable to TEGP from May 12, 2015 to September 30, 2015		6,886
Basic net income per Class A share	$0.38	$0.14
Diluted net income per Class A share	$0.38	$0.14
Basic average number of Class A shares outstanding	47,725	47,725
Diluted average number of Class A shares outstanding	47,740	47,812

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com